                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 25, 2003

                           WESTERN DIGITAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)


    DELAWARE                        1-08703                    33-0956711
(State or Other                  (Commission                  (IRS Employer
Jurisdiction of                  File Number)               Identification No.)
Incorporation)


            20511 LAKE FOREST DRIVE, LAKE FOREST, CALIFORNIA          92630
                (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (949) 672-7000

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)
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                                TABLE OF CONTENTS

     Item 12. Results of Operations and Financial Condition.
   SIGNATURES
   INDEX TO EXHIBITS
   EXHIBIT 99.1


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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      The information in this Current Report, including the exhibit, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

      On August 25, 2003, Western Digital Corporation issued a press release announcing the settlement of its litigation with Cirrus Logic Inc. In connection with the settlement, Western Digital will make a one-time payment of $45 million to Cirrus on or before October 17, 2003. Western Digital had previously recorded an obligation totaling approximately $26.5 million relating to this dispute. The difference of approximately $18.5 million between the settlement amount and the amount previously recorded will be reflected as a charge to cost of revenue in the fourth quarter ended June 27, 2003. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference. Updated statements of income and balance sheets are attached to the press release attached hereto as Exhibit 99.1.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WESTERN DIGITAL CORPORATION

                                      By:   /s/ Raymond M. Bukaty
                                            ---------------------------------
                                            Raymond M. Bukaty
                                            Vice President, General
                                            Counsel and Secretary

Dated: August 25, 2003
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                                INDEX TO EXHIBITS


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
   EXHIBIT   DESCRIPTION
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
    99.1     Press Release issued by Western Digital Corporation on
             August 25, 2003 announcing settlement of litigation and financial results for fourth fiscal quarter and fiscal year ended June 27, 2003.
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